Exhibit 99.1

Tidewater to Present at the 2013 Credit Suisse Energy Summit Conference

NEW ORLEANS, January 30, 2013–Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2013 Credit Suisse Energy Summit Conference in Vail, Colorado on Tuesday, February 5, 2013, at approximately 12:10 p.m. Mountain time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on February 5, 2013, at approximately 5:00 p.m. Eastern time and will be available for thirty days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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